UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2020

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange
Preferred Stock Purchase Rights	EXPR	The New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2020, Express, Inc. (the "Company") held its Annual Meeting of Stockholders. Set forth below are the voting results for each of the matters submitted to a vote of the Company's stockholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Class I Directors:
	Michael Archbold	51,337,285	2,873,483	105,328	5,883,926
	Timothy Baxter	51,427,992	2,783,600	104,504	5,883,926
	Peter Swinburn	49,328,685	4,883,037	104,374	5,883,926

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Advisory vote to approve executive compensation (say-on-pay).	49,902,990	2,498,883	1,914,223	5,883,926

		Votes For	Votes Against	Abstentions	Broker Non-Votes
3.	Ratification of PricewaterhouseCoopers LLP as Express, Inc.'s independent registered public accounting firm for 2020.	59,722,316	469,223	8,483	N/A

		Votes For	Votes Against	Abstentions	Broker Non-Votes
4.	Approval of Amendment to the Amended and Restated Express, Inc. 2018 Incentive Compensation Plan to Increase the Number of Shares Available for Grant	28,763,998	23,640,131	1,911,967	5,883,926

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: June 15, 2020	/s/ Melinda R. McAfee
Name: Melinda R. McAfee
Title: Senior Vice President, General Counsel and Corporate Secretary